Exhibit 99.1

TARGACEPT, INC. ATTN: PATRICK ROCK 100 NORTH MAIN STREET, STE 1510 WINSTON SALEM, NC 27101

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

TARGACEPT, INC.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR all of the following proposals:		For	Against	Abstain			For	Against	Abstain

1.	To approve the merger agreement and the issuance of shares of common stock to Catalyst Biosciences, Inc. stockholders and the issuance of redeemable convertible notes to the Company’s stockholders pursuant to the merger.	☐	☐	☐	5.	To elect Errol B. De Souza, Ph.D. as a Class III director for a term to expire at the 2018 annual meeting of stockholders; provided, however, that, if the merger is completed, the board of directors will be reconstituted as provided in the merger agreement.	☐	☐	☐

2.	To approve an amendment to the Company’s fourth amended and restated certificate of incorporation effecting a reverse stock split of common stock, at a ratio of 7-for-1.	☐	☐	☐	6.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in its proxy statement / prospectus / information statement.	☐	☐	☐

3.	To approve an amendment to the Company’s fourth amended and restated certificate of incorporation changing the Company’s corporate name to “Catalyst Biosciences, Inc.”	☐	☐	☐	7.	To approve, on an advisory basis, the golden parachute compensation that may be paid or become payable to the Company’s named executive officers as a result of the merger	☐	☐	☐

4.	To approve the Company’s 2015 Stock Incentive Plan.	☐	☐	☐	8.	To ratify the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐

		Yes	No		9.	To consider and vote on a proposal to adjourn the annual meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the annual meeting to approve the items under 1, 2 and 3 above.	☐	☐	☐

For address change/comments, mark here. Please indicate if you plan to attend this meeting		☐ ☐	☐ ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

TARGACEPT, INC.

Annual Meeting of Stockholders

[●], 2015 10:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John P. Richard and Dr. Stephen A. Hill, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Targacept, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 10:00 AM (Eastern Time) on [●], 2015, at [●], and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If not such direction is made, this proxy will be voted for all proposals listed on the reverse side.

Address change / comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side